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

                                                                FINAL TRANSCRIPT




--------------------------------------------------------------------------------
Thomas StreetEvents
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Conference Call Transcript
T - Q1 2005 AT&T Earnings Conference Call
Event Date/Time: Apr. 21. 2005 / 8:15AM, ET
Event Duration: N/A
--------------------------------------------------------------------------------





























-------------------- -----------------------  ------------  --------------------
Thomas StreetEvents streetevents@thomson.com  617.603.7900  www.streetevents.com
-------------------- -----------------------  ------------  --------------------
(C) 2005 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.
--------------------------------------------------------------------------------

                                                                FINAL TRANSCRIPT
--------------------------------------------------------------------------------
Apr.21.2005/8:15AM, T-Q1 2005 AT&T Earnings Conference Call
--------------------------------------------------------------------------------

CORPORATE PARTICIPANTS

 PETER MILLIGAN
 AT&T - VP, Investor Relations

 DAVID DORMAN
 AT&T - Chairman & CEO

 THOMAS HORTON
 AT&T - Vice Chairman, EVP, CFO

 JOHN POLUMBO
 AT&T - President & CEO, AT&T Consumer

 WILLIAM HANNIGAN
 AT&T - President, COO



CONFERENCE CALL PARTICIPANTS

 JOHN HODULIK
 UBS - Analyst

 DAVID BARDEN
 Banc of America Securities - Analyst

 MICHAEL MCCORMACK
 Bear Stearns - Analyst

 JONATHAN CHAPPELL
 JP Morgan - Analyst

 JEFFREY HALPERN
 Sanford C. Bernstein & Co. - Analyst

 JASON ARMSTRONG
 Goldman Sachs - Analyst

 SIMON FLANNERY
 Morgan Stanley - Analyst



 PRESENTATION



--------------------------------------------------------------------------------
OPERATOR

Ladies and gentlemen, thank you for standing by and welcome to the 2005 earnings earnings release call. At this time, all participants are in a listen-only mode. Later, we will conduct a question-and-answer session. Instructions will be given at that time. If you should require assistance during this call, please press star then star then zero. As a reminder, this conference is being recorded. I would now like to turn the conference over to our host, the Vice President of Investor Relations, Mr. Peter Milligan. Please go ahead, sir.

--------------------------------------------------------------------------------
 PETER MILLIGAN  - AT&T - VP, INVESTOR RELATIONS

Thank you, Alex. Good morning, this is Peter Milligan of AT&T's investor relations. I would like to welcome you to our first quarter 2005 earnings call. Joining me on the call this morning are: our Chairman and CEO, Dave Dorman, and our Vice Chairman and CFO, Tom Horton. Before I turn things over to Dave, I would like to caution all participants that our call this morning may contain forward-looking statements reflecting management's beliefs and assumptions regarding future events based on currently available information. Listeners are therefore cautioned not to put undue reliance on forward-looking statements as they are not a guarantee of future performance and remain subject to a number of uncertainties and other factors that could cause actual results to differ materially from forecasts. During the call, we will also be referring to various non-GAAP financial measures. The legally required comparable GAAP measures and reconciliations are contained in our earnings release. With that, let me turn things over to Dave Dorman.

--------------------------------------------------------------------------------
 DAVID DORMAN  - AT&T - CHAIRMAN & CEO

Thanks, Peter, and good morning, everyone. Thanks for joining us. AT&T's first quarter results remain basically on trend with what we have seen in the last few quarters and largely in line with our expectations. We are making good progress in reducing costs and improving our capital structure. And based on comparable 2004 results we continue to outpace our closest peers on such key metrics as revenue generation, cash flow, employee productivity, and capital investment.

At AT&T business services, we continue to expand our product portfolio, strengthening our best-in-class capabilities in several key areas, including security services, virtual private networking, our so-called VPN suite, and hosting and business VoIP. During the quarter we generated $5.3 billion of business revenue and a solid $1.2 billion of EBITDA for a margin of 22.3%. We also continue to drive strong contract win rates, particularly in the government sector, and at the high end of the enterprise market. In fact, an intense -- in an intense pricing environment, more than a third of our largest customers have increased their spending with us on a year-over-year basis.

Within our consumer segment, we have -- we are executing a financially optimized exit from the traditional residential services market, and our results in the quarter reflect that discipline. Our ability to quickly ratchet back sales, marketing and related customer care expenses contributed to a first quarter operating income of $575 million and a 34.1 percent operating margin in consumer.

Despite the challenges we faced, AT&T continues to make significant advances and we look forward to the opportunities ahead as a part of the combined AT&T/ SBC. Our success in transforming AT&T's business model in recent years and the underlying strength of our global IP network, product suite, and customer base all played a clear role in SBC's decision to join forces with us to create a communications company for the 21st century. Together, we'll continue to make significant investments in the future of networking and communications, offering a broad range of applications and services for businesses and consumers alike.

We're already making significant progress in moving the merger forward. We have now filed our revised proxy statement with the SEC, and we'll mail final proxies out to all share owners in advance of the anticipated June annual meeting and shareholder vote. We've also received regulatory consent from a number of required states and foreign governments, with many more approvals expected in the weeks ahead.

Moving forward, we'll continue to work closely with the appropriate regulatory bodies, including the SEC and the DOJ, to address their questions and concerns so we can gain all the necessary approvals as quickly as possible. With appropriate share owner and regulatory consent, we're confident that the deal can close in a timely manner. In fact, we're cautiously optimistic that the merger may be finalized by the end of 2005. I'm encouraged by the progress we have made, and excited by our prospects for the future.

Over the next few months, as we prepare for this business combination, we'll remain focused on meeting our customer needs and further elevating AT&T's overall operational and financial strength. This will allow us to become an even stronger and more focused company at the time of the merger than we are today. With that, let me turn the call over to Tom Horton for a more detailed financial review. Tom?

--------------------------------------------------------------------------------
 THOMAS HORTON  - AT&T - VICE CHAIRMAN, EVP, CFO

Thanks and good morning, everyone. As Dave said, we continue to build on AT&T's strengths and advance of our merger with SBC. From a financial perspective, we took action late in the first quarter to further strengthen our balance sheet with a $1.25 billion debt tender offer, which we completed in early April. We also delivered strong customer win rates in the quarter, while taking steps to further enhance our cost structure and productivity. AT&T is already the sector leader in terms of productivity. We generated 25% more revenue, and more than
2.5 times the EBITDA per employee than our closest peer in 2004.

We announced substantial head count reductions last year and will continue to make targeted reductions in 2005 and our technology investments have allowed us to drive simultaneous improvements in overall customer service. Many of our key customer-facing operating metrics showed double digit percentage gains in 2004, and we're on track to do that again in 2005. We're accomplishing this through technology which allows us to streamline and simplify our operations. For example, during the quarter we retired over 60 additional billing and operating systems under our ongoing concept of one program.

Turning to our financial results for the quarter, on a consolidated basis, AT&T generated first quarter revenue of $7 billion, down 12.2% versus the prior year quarter. First quarter EBITDA was $1.7 billion, yielding a consolidated margin of 24.3%, up from last year's margin of 21.8%, excluding restructuring and asset impairment charges. Operating income was $1.1 billion for an operating margin of 15.3%. And earnings per share was 66 cents.

On an operating segment basis, AT&T business generated revenue of $5.3 billion, a 9.4% decline from last year's first quarter, largely driven by ongoing pricing pressure within LD voice and traditional data products, as well as retail volume declines. However, business performance continued to reflect solid growth in IP and enhanced services, which improved by 6.6% on a year-over-year basis. Driven by enhanced VPN and IP-enabled frame relay services. This growth rate also reflects the impact of a significant customer contract renewal at current market rates and one of the more mature product areas within IP and the portfolio. In fact, roughly half of our sequential decline in the IP&E revenue is attributable to this contract renewal. And the balances associated with the mix shift, as the more mature areas of the IP &E portfolio face pricing pressures while the VPN services continue to see accelerating growth.

As we have previously noted, the enterprise market, which includes government and global, represents nearly two-thirds off our business revenue. While the top line trend here has been driven by pricing pressure, the rate of revenue decline at the high end of the market is slowing, as we continue to leverage our product and cost advantages to win in the marketplace. About 20% of overall business revenue is generated from the voice and data wholesale market, where we have seen ongoing pricing pressure. We expect pricing to continue to negatively impact both voice and data revenue, despite anticipated volume strength.

Lastly, the small and medium business market represents about 15% of our business segment revenue. As we have said last quarter, we're becoming much more selective in our approach to the small business market, which represents roughly half of small and medium business revenue. We are managing this area of the business for cash flow and profitability, similar to our consumer strategy. Accordingly, we expect the rate of revenue decline in this area to accelerate.

AT&T business operating income for the quarter was $588 million, yielding an operating margin of 11%. EBITDA was $1.2 billion for a margin of 22.3%. This compares to last year's first quarter EBITDA margin of 23.3%, adjusting for prior year restructuring charges.

Turning now to AT&T consumer, which generated first quarter revenue of $1.7 billion, down 20% from the prior year quarter, largely driven by ongoing and anticipated subscriber declines in this area of the business. First quarter operating income was $575 million, yielding an operating margin of 34.1%. Consumer operating income continued to benefit from dramatic reductions in sales and marketing expense and lower access costs as we're optimizing the business for profitability and cash flow.

In addition, lower bad debt, customer care, and other operational costs were significant contributors to the margin strength. However, the unfavorable prepaid card ruling that we received during the quarter will negatively impact our consumer operations. We're currently evaluating the timing and the size of any potential rate increases that we'll pass on to the consumers as a result of the FCC decision. To the extent that we're unable to recover the cost increase, due either to contractual obligations or market dynamics, we would expect this ruling to have a negative impact on consumer profitability for the remainder of the year.

Turning to cash flow, on a consolidated basis, AT&T generated $479 million of free cash flow in the quarter. Aided in part by our ongoing cost structure improvements and productivity enhancements. First quarter capital expenditures were $335 million, primarily directed towards ongoing network enhancement, and system integration to support AT&T's focus on delivering industry leading global networking services.

Moving to the balance sheet, we ended the quarter with net debt of $5.6 billion, roughly a $400 million decrease since the start of the year, and a $2.8 million reduction year-over-year. And, as I noted earlier, with the completion of our $1.25 billion debt tender offer earlier in the second quarter, we continue our deleveraging progress. As a result of this offer, we'll record a pretax loss of roughly $200 million in the other income expense line in the second quarter. While the terms of the SBC merger agreement prevent us from repurchasing stock or increasing our dividend payment, we will continue to evaluate any attractive opportunities for additional debt repurchases moving forward. With that, I will turn things back to Peter Milligan for the Q&A portion of the call.

--------------------------------------------------------------------------------
 PETER MILLIGAN  - AT&T - VP, INVESTOR RELATIONS

Thank you, Tom. In just a minute, I will ask Alex to review the procedures for asking a question. Joining both Dave and Tom this morning for Q&A are AT&T President and COO, Bill Hannigan, and AT&T Consumer President and CEO, John Polumbo. Alex, would you please provide instructions for logging a question?

 QUESTION AND ANSWER

--------------------------------------------------------------------------------
OPERATOR

Yes, sir, thank you. Ladies and gentlemen, if you wish to ask a question, please press star and then one on your touch-tone phone. You will hear a tone indicating have you been placed in queue. You may remove yourself from queue at any time by pressing the pound key. If you are using a speaker phone, please pick up your hand set before pressing the numbers. Once again, if you have a question, please press star one at this time. One moment for the first question. And our first question comes from the line of John Hodulik from UBS.

--------------------------------------------------------------------------------
 JOHN HODULIK  - UBS - ANALYST

Thanks, good morning, guys. Two quick questions. First, in the business segment, the long distance voice trends, obviously you guys, I guess, are seeing volume declines for two quarters in a row, I believe, now. Is that due to what you are seeing in the -- sort of the lower industry volumes or is it a function of lower market share as a result of your de-emphasis of the SME market, and how do you expect that to trend throughout the rest of the year? And secondly, just a housekeeping item. The tax rate moved up a bit. I think it was like 41% this quarter. Is there anything going on there? I mean, we expected something sort of in the high 30s. Thanks.

--------------------------------------------------------------------------------
 DAVID DORMAN  - AT&T - CHAIRMAN & CEO

John, can you repeat the part of your -- the last part of your question?

--------------------------------------------------------------------------------
 JOHN HODULIK  - UBS - ANALYST

The tax rate. The tax rate, I think the effective tax rate was about 41%. It was a little bit higher than we expected.

--------------------------------------------------------------------------------
 David Dorman  - AT&T - CHAIRMAN & CEO

Hannigan will take the first part and Tom will take the second part.

--------------------------------------------------------------------------------
 WILLIAM HANNIGAN  - AT&T - PRESIDENT, COO

On the business volume side, we're seeing some industry volume dampening down market -- the mass market aspect of small biz and the low end of medium, and certainly wireless substitution is part of that. The volumes are quite healthy up market.

--------------------------------------------------------------------------------
 DAVID DORMAN  - AT&T - CHAIRMAN & CEO

Okay. Obviously the UNEP exit strategy in small business where we're not selling a bundle, only selling long distance, affects the overall performance there. We were, as you know, pretty active in the small business market with the UNEP offer. So I think that's a big part of it.

--------------------------------------------------------------------------------
 JOHN HODULIK  - UBS - ANALYST

Is this 17% rate a good rate going forward for the year?

--------------------------------------------------------------------------------
 WILLIAM HANNIGAN  - AT&T - PRESIDENT, COO

We continue to see -- like I said the volumes at the high end are healthy. We continue to see pricing pressure.

--------------------------------------------------------------------------------
 DAVID DORMAN  - AT&T - CHAIRMAN & CEO

Yeah, I think you -- the mix shift issue is a big one. It's a little more complex than just those two drivers because you have wholesale volumes still growing. High end volumes, actually growing as we either take share or there's some economic recovery. And then the decline in a volume sense from these small customers is not that huge. I mean, there's -- there are fewer minutes down market but they are higher priced minutes. So something that, you know, we could probably spend a lot of time on, and at least in this context, is not just those two drivers.

--------------------------------------------------------------------------------
 JOHN HODULIK  - UBS - ANALYST

Okay. And the tax rate?

--------------------------------------------------------------------------------
 THOMAS HORTON  - AT&T - VICE CHAIRMAN, EVP, CFO

Yeah, John, this is Tom. The tax rate, as you point out did tick up a bit in the first quarter, and in connection with our merger with SBC, we'll incur certain deal costs, proxy, legal, investment, banking, that sort of thing. And in total, we expect those costs to be around a percent of the deal value, with the largest impact coming in the second quarter, due to the proxy and regulatory approval-related costs. All of that gets expensed for accounting purposes.

So the deal costs actually had a pretty minimal impact on operating income in the first quarter. It did affect the first quarter effective tax rate, and that's because much of the deal costs are expensed for book accounting purposes, but required to be capitalized for tax purposes, and that has the effect of pushing up the annual effective tax rate, and as you know, the way this works for accounting purposes, the increase in the first quarter rate is a function of the requirement of the tax accounting rules to calculate the full year impact, based on expected full year deal costs. And then book a quarter of the impact each quarter.

--------------------------------------------------------------------------------
 JOHN HODULIK  - UBS - ANALYST

Okay. Thanks.

--------------------------------------------------------------------------------
 PETER MILLIGAN  - AT&T - VP, INVESTOR RELATIONS

Thanks, John. Alex, we have the next question, please?

--------------------------------------------------------------------------------
OPERATOR

Yes. The next question comes from the line of David Barden from Banc of America securities. Please go ahead.

--------------------------------------------------------------------------------
 DAVID BARDEN  - BANC OF AMERICA SECURITIES - ANALYST

Thanks, guys. Good morning. First, I have two questions. The first question related to the comments you made about the impact of a -- of a contract renewal at current price points. I was wondering if you could -- since you kind of singled that event out, I was wondering if you could give us a sense as to what was the actual rate of repricing percentage decline in that contract? Was it -- was it down 10% after a three-year refresh? Was it down 25% after a five-year refresh? Some color on that would be very helpful as we have talked about this contract roll through issue before.

And the second question I would have would be on the UNEP wireline front. You guys have been raising the minimum fees in LD pretty steadily each quarter for the last year or so, as you guys have been kind of harvesting the consumer LD side of this equation. I was wondering if we could look forward to some type of similar strategy on local now presumably that you are being acquired by a Bell company. There's not as much benefit in keeping prices low for the sake of keeping prices low. Is there some expectation that maybe we'll start to harvest the local business as well, which I guess is still about 3.8 million customers? Thanks a lot.

--------------------------------------------------------------------------------
 WILLIAM HANNIGAN  - AT&T - PRESIDENT, COO

David, this is Bill Hannigan. I will take the first part of your question. As far as the contract renewal for our largest IP customer, the price point was lower.

--------------------------------------------------------------------------------
 DAVID BARDEN  - BANC OF AMERICA SECURITIES - ANALYST

[LAUGHTER] Thanks, Bill.

--------------------------------------------------------------------------------
 WILLIAM HANNIGAN  - AT&T - PRESIDENT, COO

You're welcome.

--------------------------------------------------------------------------------
 DAVID BARDEN  - BANC OF AMERICA SECURITIES - ANALYST

Any numbers you can put around that one?

--------------------------------------------------------------------------------
 WILLIAM HANNIGAN  - AT&T - PRESIDENT, COO

No.

--------------------------------------------------------------------------------
 DAVID BARDEN  - BANC OF AMERICA SECURITIES - ANALYST

Okay.

--------------------------------------------------------------------------------
 DAVID DORMAN  - AT&T - CHAIRMAN & CEO

I think we said it what a percentage, right of the --

--------------------------------------------------------------------------------
 WILLIAM HANNIGAN  - AT&T - PRESIDENT, COO

We talked about a percentage of the IP.

--------------------------------------------------------------------------------
 DAVID DORMAN  - AT&T - CHAIRMAN & CEO

Of the decline.

--------------------------------------------------------------------------------
 WILLIAM HANNIGAN  - AT&T - PRESIDENT, COO

Not the price points.

--------------------------------------------------------------------------------
 DAVID DORMAN  - AT&T - CHAIRMAN & CEO

On the second part, obviously as we look at the portfolio, we said long before the SBC acquisition was announced, that the strategy around the UNEP base was going to be dictated by the pricing rules as they came out, what the transition plan would be, based on the final FCC orders and how they were implemented. So we have taken state-by-state kinds of actions, and we have negotiated with the Bell companies individually for different kinds of agreements. In the case of Qwest, for example, I think we have actually signed a commercial agreement with them. I think we have other agreements being negotiated both on the state-by-state and region-wide basis.

So depending on what those price points are, and where we started with that particular Bell company and that particular state and what our base is, that will actually dictate the strategy. You know, we have said in the past, that New York state, for example, has been a significant Uni consumer state for us. Representing at one point, probably 25% of the Unibase, and that's a base that, you know, I think can continue on, under some form of commercial agreement. But we are, obviously, not selling new ones except on a customer selected inbound basis when they call us up. So I think there's an opportunity for that -- that tail to be long, based on there being a commercial agreement in place to sustain that particular product. And also, the customer's own choice about whether they want to change providers again, they are happy and stable. So I'm not trying to be evasive. It truly is a multi-state, multi-region answer. With respect to SBC, we are just going continue to do what we have been doing with respect to our share owners and post-merger, they will decide how they want to play that.

--------------------------------------------------------------------------------
 PETER MILLIGAN  - AT&T - VP, INVESTOR RELATIONS

Thank you, David. Alex, can we have the next question, please?

--------------------------------------------------------------------------------
OPERATOR

Absolutely. The next question comes from the line of Michael McCormack from Bear Stearns. Please go ahead.

--------------------------------------------------------------------------------
 MICHAEL MCCORMACK  - BEAR STEARNS - ANALYST

Thanks. Good morning, guys. Just a quick update on head count reductions. I know you have planned about 5100 for '05, if you can give us an update on the schedule there and whether or not the transaction with SBC has any impact on that? And then if you can just contrast the decline in business local voice, it looked a lot more severe than what's happening in consumer. And yet I think they are both sort of falling under that UNEP blame. So, just trying to get some more clarity on that.

--------------------------------------------------------------------------------
 DAVID DORMAN  - AT&T - CHAIRMAN & CEO

The head count question -- Tom, do you want to take that?

--------------------------------------------------------------------------------
 THOMAS HORTON  - AT&T - VICE CHAIRMAN, EVP, CFO

Yeah, on head count we ended with 44,000 employees. That was about a 7% reduction year-over-year, and we expect to take further targeted reductions for the remainder of this year.

--------------------------------------------------------------------------------
 DAVID DORMAN  - AT&T - CHAIRMAN & CEO

It's largely driven by our own internal plans based on productivity, gains that we had from technology investments. So those were built -- systems that we were building last year and implementing this year, as well as some things later in the year that come from other releases really not related to SBC transaction at all, at this point, because obviously, we are not in a position, nor are they, to do anything that would get us ahead of the approval process.

--------------------------------------------------------------------------------
 THOMAS HORTON  - AT&T - VICE CHAIRMAN, EVP, CFO

As far as local business is concerned, the quarter-over-quarter compare is skewed by the reciprocal comp that we talked about last quarter, without that down a few percentage points. But it does go to small biz and the low end of the medium and the aggressiveness of the RBOCs in that space.

As Dave said, as we move up market our position becomes that much more formidable and defensible as we have been saying for the last year. Our win rates continue to be very strong. Dave gave a sample of the top 100 retail customers, which is a portfolio of several billion dollars, and we actually grew more than a third of those customers on an absolute basis over the past year. You can't do that in this pricing environment, in an environment of annual benchmarking without extending deeper into the enterprise of our largest customers which is exactly what we are doing with new offerings.

--------------------------------------------------------------------------------
 DAVID DORMAN  - AT&T - CHAIRMAN & CEO

Just to be clear, we had a reciprocal comp settlement last year, so the year-over-year compare is skewed by that. That's the big hit single in that.

--------------------------------------------------------------------------------
 PETER MILLIGAN  - AT&T - VP, INVESTOR RELATIONS

Thank you, Mike. Alex, can we have the next question, please?

--------------------------------------------------------------------------------
OPERATOR

Yes. Our next question comes from the line of Jonathan Chappell from JP Morgan. Please go ahead.

--------------------------------------------------------------------------------
 JONATHAN CHAPPELL  - JP MORGAN - ANALYST

Hi, I had two quick questions. On the consumer side, you guys improved margins very significantly this quarter. I was wondering, if you exclude the impact of the decision that went against you, how high margins could potentially go in that business? And then it looks like the rate of line loss has improved, despite all the cuts you are making in sales and marketing and customer care. Do you think that the -- you know, as the cuts that you are making on the head count side, you know, translate through the business, do you think you will see an acceleration in line loss, or do you think it will continue to plateau going forward?

--------------------------------------------------------------------------------
 DAVID DORMAN  - AT&T - CHAIRMAN & CEO

I will let John Polumbo give you a more detailed answer. But, I think one of the things that you can characterize about this business, we don't have marketing-induced activity, where you are bringing on new customers, you have some infant mortality rate because customers maybe didn't qualify for credit and you ended up turning them off quickly, they didn't pay their bill. You had -- you know the things that go on in the selling environment. Basically, all of that activity has now been taken out of the system. We just don't have the activity base cost that we had before, which has allowed us to not only stop the direct selling expenses, but the activity derived expenses as well. Secondly, we still have inbound sales. You know, I can't remember, John, the exact number, but we still have, you know -- what is it, a couple hundred thousand?

--------------------------------------------------------------------------------
 JOHN POLUMBO  - AT&T - PRESIDENT & CEO, AT&T CONSUMER

A couple hundred thousand a month.

--------------------------------------------------------------------------------
 DAVID DORMAN  - AT&T - CHAIRMAN & CEO

A couple hundred thousand a month of people calling in that still want AT&T service that we didn't do anything proactively to go get. Either they are moving, you know, whatever the forum might be. So there is, we think, at least, a customer base, which is reaching a stasis, where they have been with us for quite a while. The average length of time these customers have been with us is expanding because we are not adding new short duration customers. So the tail on this is hard to predict but we certainly like the trends we are seeing and I expect that those trends can continue. You know let's be realistic, still declining by 20% in revenue terms, but it's not accelerating at this point, and we watch it literally week by week.

Now, some of this is self-induced. We raised prices, and we tried to do things that make sense. So we are not trying, in any case, to be a price leader in this space. But at this point, we are -- we are managing this week by week, really customer set by customer set, product set by product set. And we -- we react when we see things change. If either the rate goes up by something we've done or we have an opportunity to be, you know, in our view, more prudent about leaving the prices alone, we'll do that.

--------------------------------------------------------------------------------
 JOHN POLUMBO  - AT&T - PRESIDENT & CEO, AT&T CONSUMER

On the operating margin question, I would think that the first quarter is going to be the highest that you will see for the rest of the year and going forward. So I called this the pinnacle of the operating margin for consumer in the first quarter of '05. The other factors, I think involved here is the loyalty and the tenure base, as Dave said is, increasing month over month and the brand question and another issue there. The customers are selecting us based on the brand and we're open for business. We continue to deliver great services to our existing base of customers. We have lost 2 million customers in the first quarter and that continues to decline the base, but there are customers coming in too. I think those factors all together allow us to say there's a base here into the future, but we're not doing anything that drives customers away. We accept orders every day, thousands, 200,000 approximately per month.

--------------------------------------------------------------------------------
 PETER MILLIGAN  - AT&T - VP, INVESTOR RELATIONS

Thank you, Jonathan. Alex, can we have the next question?

--------------------------------------------------------------------------------
OPERATOR

 Yes. The next question comes from Jeffrey Halpern from Sanford Bernstein.

--------------------------------------------------------------------------------
 JEFFREY HALPERN  - SANFORD C. BERNSTEIN & CO. - ANALYST

Good morning, guys. A quick question on the networks contract, the networks RFP that the GSA is expected to issue next month, that just got delayed. I'm curious, first of all, if you could share with us, roughly speaking, what kind of revenues you are getting today from the GSA under FTS 2001, and then at what point, and are there -- are there any issues with your bidding side by side with Cingular for -- as part of the network's RFP that will be issued? And your rough size estimate?

--------------------------------------------------------------------------------
 DAVID DORMAN  - AT&T - CHAIRMAN & CEO

We are working with SBC and Cingular in a commercial sense as we put together our various teaming arrangements. The FTS revenues for AT&T are fairly small. Our government revenues, however are not. Our government revenues, all in, are about $1.2 billion on an annual basis. Contracts won outside of FTS.

--------------------------------------------------------------------------------
 PETER MILLIGAN  - AT&T - VP, INVESTOR RELATIONS

Thank you. Alex, can we have the next question, please?

--------------------------------------------------------------------------------
OPERATOR

Absolutely. The next question comes from the line of Jason Armstrong from Goldman Sachs. Please go ahead.

--------------------------------------------------------------------------------
 JASON ARMSTRONG  - GOLDMAN SACHS - ANALYST

Thanks, good morning. I just wanted to follow up on a comment from Dave. You mentioned a third of high-end enterprise customers increased spending in the last year. And I just wanted to hear you sort of characterize this. Are you taking share here, or are these customers just spending more and really spreading it around? And if that's the case, what are they spending on? Why are they raising budgets? And then on the flip side of that, for the other two-thirds high-end customers, can you segment for this as well what percentage decreased their spending with you and what percentage kept it flat year-over-year.

--------------------------------------------------------------------------------
 DAVID DORMAN  - AT&T - CHAIRMAN & CEO

I will let you repeat the second part; I think I got the first part.

--------------------------------------------------------------------------------
 JASON ARMSTRONG  - GOLDMAN SACHS - ANALYST

The second part was, on the flip side there's two-thirds -- the other two-thirds of high-end customers -- can you segment that as well? What percentage decreased their spending with you, versus what percent kept it flat?

--------------------------------------------------------------------------------
 DAVID DORMAN  - AT&T - CHAIRMAN & CEO

Yes, I think at the macro level, what we're seeing is really all of the above that you suggested. We're seeing some growth in the customers' business based on their business expanding. You know, we have some significant retail customers who have been growing, and we're growing with them. We also have customers where we're taking share. We're getting a deeper penetration share of wallet from those customers. Then, thirdly, we're getting new services. As we expand into other things we're doing around the network, and around the world, we're picking up global business. We're picking up hosting business. So things that are new products for us that we -- you know, either didn't participate in with that customer before.

As far as characterizing the rest of it, the backdrop of this is really about price decline, and the high end of the market. We believe we're holding share, and our win rates, in terms of retention of existing base, are very high. Our increase in business on that base of revenue, the win rate there is quite high. And we think we're winning a very good share of new business in customers where we weren't the incumbent. So when you -- when you add up what we're doing there, against, as Bill Hannigan said, an annual price refresh, a three-year contract with an annual price refresh which is really become typical, we're -- while we may not be growing revenue with that other 65% or so, we're not necessarily losing to competitors. We're losing to price downs. And I think that's the -- particularly in the high end of the market, in enterprise, and signature client. I would also say that we probably didn't make a strong enough point that both global revenues and government revenues are growing at double digit rates. Those are very strong growers for us, and we expect that trend to continue.

--------------------------------------------------------------------------------
 PETER MILLIGAN  - AT&T - VP, INVESTOR RELATIONS

Thanks, Jason. Alex, we have time for one more question.

--------------------------------------------------------------------------------
OPERATOR

Thank you. And the final question from Simon Flannery of Morgan Stanley. Please go ahead.

--------------------------------------------------------------------------------
 SIMON FLANNERY  - MORGAN STANLEY - ANALYST

Thank you. Good morning. Could you talk a little bit about where we are on the wireless? Have you been able to reach agreement with Cingular in terms of starting to perhaps starting to sell services before the end of the merger? And also, could you just touch on the one-time transition -- or termination on the prepaid network capacity? It looked like about $30 million. Is that the impact we should be thinking about? Thanks.

--------------------------------------------------------------------------------
 THOMAS HORTON  - AT&T - VICE CHAIRMAN, EVP, CFO

Yeah, the -- Simon, this is Tom. You are right on. On the terminations, it's about $30 million.

--------------------------------------------------------------------------------
 SIMON FLANNERY  - MORGAN STANLEY - ANALYST

Is -- and is there any ongoing revenue loss there of any materiality?

--------------------------------------------------------------------------------
 THOMAS HORTON  - AT&T - VICE CHAIRMAN, EVP, CFO

No.

--------------------------------------------------------------------------------
 SIMON FLANNERY  - MORGAN STANLEY - ANALYST

Okay.

--------------------------------------------------------------------------------
 WILLIAM HANNIGAN  - AT&T - PRESIDENT, COO

This is Bill Hannigan. On the Cingular side, our hope and intent is to have offerings prior to the close, work-in-progress.

--------------------------------------------------------------------------------
 SIMON FLANNERY  - MORGAN STANLEY - ANALYST

Okay. Thank you.

--------------------------------------------------------------------------------
 PETER MILLIGAN  - AT&T - VP, INVESTOR RELATIONS

Thank you, Simon. That concludes the Q&A portion of our call. I want to thank you all for your participation. Beginning later today, you can access a replay of of the call on the AT&T investor relations web site, or by dialing the following numbers, domestic, 800-475-6701, international, 320-365-3844, the access code for both of those lines is 3 -- I'm sorry, 763283. If you have additional questions or require further information, feel free to contact AT&T's investor relations team at 908-532-1680. Thanks, and have a great day.

--------------------------------------------------------------------------------
OPERATOR

Ladies and gentlemen, that does conclude our conference for today. Thank you for your participation and for using AT&T executive teleconference. You may now disconnect.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

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ADDITIONAL INFORMATION

IN  CONNECTION   WITH  THE  PROPOSED   TRANSACTION,   ON  MARCH  11,  2005,  SBC
COMMUNICATIONS   INC.   ("SBC")  FILED  A  REGISTRATION   STATEMENT  (FILE  NO.:
333-123283), INCLUDING A PRELIMINARY PROXY STATEMENT OF AT&T CORP., WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"). INVESTORS AND AT&T SHAREHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, INCLUDING THE PRELIMINARY PROXY STATEMENT, AND OTHER MATERIALS (INCLUDING THE DEFINITIVE PROXY STATEMENT) WHEN THEY ARE AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. INVESTORS MAY OBTAIN FREE COPIES OF THE REGISTRATION STATEMENT AND PROXY STATEMENT, AS WELL AS OTHER FILINGS CONTAINING INFORMATION ABOUT SBC AND AT&T CORP., WITHOUT CHARGE, AT THE SEC'S INTERNET SITE (HTTP://WWW.SEC.GOV). THESE DOCUMENTS MAY ALSO BE OBTAINED FOR FREE FROM SBC'S INVESTOR RELATIONS WEB SITE (WWW.SBC.COM/INVESTOR_RELATIONS) OR BY DIRECTING A REQUEST TO SBC COMMUNICATIONS INC., STOCKHOLDER SERVICES, 175 E. HOUSTON, SAN ANTONIO, TEXAS 78205. AT&T CORP.'S FILINGS MAY BE ACCESSED AND DOWNLOADED FOR FREE AT THE AT&T INVESTOR RELATIONS WEB SITE (WWW.ATT.COM/IR/SEC) OR BY DIRECTING A REQUEST TO AT&T CORP., INVESTOR RELATIONS, ONE AT&T WAY, BEDMINSTER, NEW JERSEY 07921.

SBC, AT&T CORP. AND THEIR RESPECTIVE DIRECTORS AND EXECUTIVE OFFICERS AND OTHER MEMBERS OF MANAGEMENT AND EMPLOYEES MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM AT&T SHAREHOLDERS IN RESPECT OF THE PROPOSED TRANSACTION. INFORMATION REGARDING SBC'S DIRECTORS AND EXECUTIVE OFFICERS IS AVAILABLE IN SBC'S PROXY STATEMENT FOR ITS 2005 ANNUAL MEETING OF STOCKHOLDERS, DATED MARCH 11, 2005, AND INFORMATION REGARDING AT&T CORP.'S DIRECTORS AND EXECUTIVE OFFICERS IS AVAILABLE IN AT&T'S PRELIMINARY PROXY STATEMENT INCLUDED IN THE REGISTRATION STATEMENT. ADDITIONAL INFORMATION REGARDING THE INTERESTS OF SUCH POTENTIAL PARTICIPANTS WILL BE INCLUDED IN THE REGISTRATION AND PROXY STATEMENT AND THE OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

THIS DOCUMENT CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE U.S. PRIVATE SECURITIES LITIGATION REFORM ACT. FORWARD-LOOKING STATEMENTS ARE STATEMENTS THAT ARE NOT HISTORICAL FACTS AND ARE GENERALLY IDENTIFIED BY THE WORDS "EXPECTS", "ANTICIPATES", "BELIEVES", "INTENDS", "ESTIMATES" AND SIMILAR EXPRESSIONS. THESE STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, FINANCIAL PROJECTIONS AND ESTIMATES AND THEIR UNDERLYING ASSUMPTIONS, STATEMENTS REGARDING THE BENEFITS OF THE BUSINESS COMBINATION TRANSACTION INVOLVING AT&T and SBC, INCLUDING FUTURE FINANCIAL AND OPERATING RESULTS AND THE PLANS, OBJECTIVES, EXPECTATIONS AND INTENTIONS OF THE COMBINED. SUCH STATEMENTS ARE BASED UPON THE CURRENT BELIEFS AND EXPECTATIONS OF THE MANAGEMENTS OF AT&T and SBC AND ARE SUBJECT TO SIGNIFICANT RISKS AND UNCERTAINTIES (MANY OF WHICH ARE DIFFICULT TO PREDICT AND ARE GENERALLY BEYOND THE CONTROL OF AT&T and SBC) THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE SET FORTH IN, OR IMPLIED BY, THE FORWARD-LOOKING STATEMENTS.

THE FOLLOWING FACTORS, AMONG OTHERS, COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE SET FORTH IN THE FORWARD-LOOKING STATEMENTS: THE ABILITY TO OBTAIN GOVERNMENTAL APPROVALS OF THE TRANSACTION ON THE PROPOSED TERMS AND SCHEDULE; THE FAILURE OF AT&T shareholders to approve the transaction; THE RISK THAT THE BUSINESSES WILL NOT BE INTEGRATED SUCCESSFULLY; THE RISK THAT THE COST SAVINGS AND ANY OTHER SYNERGIES FROM THE TRANSACTION MAY NOT BE FULLY REALIZED OR MAY TAKE LONGER TO REALIZE THAN EXPECTED; DISRUPTION FROM THE TRANSACTION MAKING IT MORE DIFFICULT TO MAINTAIN RELATIONSHIPS WITH CUSTOMERS, EMPLOYEES OR SUPPLIERS; COMPETITION AND ITS EFFECT ON PRICING, SPENDING, THIRD-PARTY RELATIONSHIPS AND REVENUES. ADDITIONAL FACTORS THAT MAY AFFECT FUTURE RESULTS ARE CONTAINED IN SBC'S AND AT&T's fILINGS WITH SEC, WHICH ARE AVAILABLE AT THE SEC'S WEB SITE HTTP://WWW.SEC.GOV. OTHER THAN AS REQUIRED BY APPLICABLE LAW, AT&T DISCLAIMS ANY OBLIGATION TO UPDATE AND REVISE STATEMENTS CONTAINED IN THIS PRESENTATION BASED ON NEW INFORMATION OR OTHERWISE.

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